AMENDMENT NO. 4 TO CREDIT AGREEMENT

   AMENDMENT, dated as of October 5, 1993 to the Credit Agreement dated as of March 14, 1991 (the "Agreement") and amended as of December 30, 1992, March 15, 1993 and April 30, 1993,
respectively between THE INTERPUBLIC GROUP OF COMPANIES, INC.
(the "Borrower") and TRUST COMPANY BANK (the "Bank").

   The parties hereto desire to amend the Agreement subject to the terms and conditions of this Amendment, as hereinafter provided. Accordingly, the parties hereto agree as follows:

   1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

   2.  Amendments.

   A.  The definition of "Total Borrowed Funds" set forth in
Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

        "Total Borrowed Funds" means at any date, without duplication, (i) all outstanding obligations of the Borrower and its Consolidated Subsidiaries for borrowed money, (ii) all outstanding obligations of the Borrower and its Consolidated Subsidiaries evidenced by bonds, debentures, notes or similar instruments and (iii) any outstanding obligations of the type set forth in (i) or (ii) of any other Person Guaranteed by the Borrower and its Consolidated Subsidiaries, it being understood that the obligation to repurchase securities transferred pursuant to a securities repurchase agreement shall not be deemed to give rise to any amount of Total Borrowed Funds pursuant to this definition.

   B. Section 6.9 of the Agreement is hereby amended by deleting the word "and" at the end of Section 6.9(g), deleting the period at the end of Section 6.9(h) and inserting a semicolon and the word "and" in its place, and adding the following new paragraph immediately thereafter:

        "(i) any Lien on property arising in connection with a securities repurchase transaction."

   3.  Agreement as Amended.  Except as expressly amended hereby, the Agreement shall continue in full force and effect in
accordance with the terms thereof.
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   4.  Governing Law.  This Amendment, and the Agreement as
amended hereby, shall be construed in accordance with and governed by the laws of the State of New York.

   5. Severability. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

   6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument.

   7. Effectiveness. This Amendment shall become effective as of the date first above written upon receipt by the Bank of counterparts hereof executed by each of the parties hereto.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.


                       THE INTERPUBLIC GROUP OF COMPANIES, INC.



                       By:
                            Name:  Alan M. Forster
                            Title: Vice President & Treasurer


                       TRUST COMPANY BANK



                       By:
                            Name: Allison Lewis Vella
                            Title: Vice President


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